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                                                                    EXHIBIT 10.2

                       EXECUTIVE NONCOMPETITION AGREEMENT

         THIS AGREEMENT (the "Agreement"), made and entered into this 11th day of November 1999, by and between James M. Ringler (the "Executive") and Illinois Tool Works Inc. ("ITW") having its principal offices at 3600 West Lake Avenue, Glenview, Illinois 60025- 5811.


                                WITNESSETH THAT:

         WHEREAS, it is anticipated that ITW will acquire Premark International, Inc. and its subsidiaries ("Premark") pursuant to an Agreement and Plan of Merger dated September 9, 1999;

         WHEREAS, the Executive is entrusted with knowledge of Premark's particular business and operations methods and will be entrusted with knowledge of ITW's business and operations after the date of the closing of the Premark acquisition (the "Closing Date"); and

         WHEREAS, the Executive recognizes and acknowledges that by reason of Executive's employment and service to ITW and Premark, Executive has obtained and will obtain access to certain confidential and proprietary information relating to the business of ITW and Premark;

         NOW, THEREFORE, in return for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consideration. ITW will pay the Executive $7,160,000 within 14 days of the Closing Date in consideration for the Executive entering into this Agreement.

         2. Noncompetition. While he is employed by ITW or Premark (hereinafter, the "Company") after the Closing Date and for a period of 24 months after the termination of the Executive's employment with the Company for any reason:

         (a) The Executive will not be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if such employment or services would involve the likely use of or disclosure of Confidential Information (defined below).

         (b) The Executive will not solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company.


                                   Exh. 10.2-1

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         (c)      The Executive shall not solicit, entice, persuade or induce any individual who is employed by the Company (or was so employed within 180 days prior to Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company, and the Executive shall not approach any such employee for any such purpose or otherwise or knowingly cooperate with the taking of any such actions by any other individual or entity.

         (d) The Executive shall not, directly or indirectly own an interest in or finance any Competitor (other than ownership as a passive investment of 1% or less of the outstanding stock of any corporation listed on the New York Stock Exchange or the American Stock Exchange or included in the NASDAQ System).

         The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which it is materially competitive in any way with any business in which the Company was engaged during the 12-month period prior to the Executive's termination of employment. Nothing in this paragraph shall be construed as limiting the Executive's duty of loyalty to the Company while he is employed by the Company.

         3. Confidentiality. The Executive agrees that while he is employed by the Company, and at all times thereafter:

         (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

         (b) To the extent any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

         (c) Nothing in the foregoing provisions of this paragraph 2 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, knowledge which was acquired by him during the course of his employment with the Company and which is generally known to persons of his experience in other companies in the industry.


                                   Exh. 10.2-2

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         For purposes of this Agreement, the term "Confidential Information"
         includes, without limitation, the client and supplier lists of the Company, their respective trade secrets, any confidential information about (or provided by) any customer or supplier, or prospective or former customer or supplier, of the Company, information concerning the business or financial affairs of the Company, including books and records, computer programs and software, cost and pricing information, product design and development, manufacturing processes, formulas, marketing and sales technique, commitments, procedures, plans and prospectus, strategies or current or prospective transactions or business and any other "inside information," (i) which has not been disclosed publicly by the Company, (ii) which is otherwise not a matter of public knowledge or (iii) which is a matter of public knowledge and the Executive has reason to know that such information became a matter of public knowledge through an unauthorized disclosure.

         4.       Equitable Relief.

         (a) Executive acknowledges and agrees that the restrictions contained in paragraphs 2 and 3 are reasonable and necessary to protect and preserve legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of those paragraphs. Executive represents and acknowledges that
                  (i) Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement,
                  (ii) Executive has had full opportunity, prior to the execution of this Agreement, to review thoroughly this Agreement with Executive's counsel and participated in the negotiation thereof, and (iii) the provisions of paragraphs 2 and 3 are reasonable and these restrictions do not prevent Executive from earning a reasonable livelihood.

         (b) Executive further acknowledges and agrees that a breach of any of the restrictions of paragraphs 2 and 3 cannot be adequately compensated by money damages. Executive agrees that the Company may be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as provable damages and an equitable accounting of all earnings, profits and other benefits arising from any violation of paragraphs 2 or 3 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of paragraphs 2 or 3 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.


                                   Exh. 10.2-3

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         (c)     Executive irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of paragraphs 2 or 3 hereof, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the Northern District of Illinois, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Chicago, Illinois, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to laying of venue of any such suit, action or proceeding in any such court.

         5. Return of Information. Following the Executive's termination of employment with the Company, the Executive agrees to return to the Company any keys, credit cards, passes, documents (including documents in electronic format) or material, or other property belonging to or relating to the business of the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act (on which the Illinois Trade Secrets Act is based).

         6. Severability and Entire Agreement. The invalidity or enforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified). The Agreement is intended to be the entire agreement between the parties regarding the subject matter hereof and shall supersede any prior agreement to the contrary. However, nothing in this paragraph 6 shall limit any obligation owed by the Executive to the Company under any applicable law.

         7. Waiver. Any failure of the Company to demand rigid adherence to one or more of this Agreement's terms, on one or more occasions, shall not be construed as a waiver nor deprive the Company of the right to insist upon strict compliance.

         8. Applicable Law. The provision of this Agreement shall be construed in accordance with the internal laws of the State of Illinois without application of the conflict of laws provisions thereunder.

         9. Successors. This Agreement shall be binding upon, and operate for the benefit of, the Company and its successors and assigns.

         10. Acknowledgment by Executive. The Executive acknowledges that he has read this Agreement, understands the undertakings and restrictions it contains, and intends to be fully bound by its terms. In situations where it is not certain that an action to be taken by the Executive will comply with the terms of this Agreement, the Executive may seek the consent of the Company before such action is taken and such consent shall not be unreasonably withheld.


                                   Exh. 10.2-4

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         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first above written.



ILLINOIS TOOL WORKS INC.                         Executive



By /s/ W. James Farrell                           By /s/ James M. Ringler
     ------------------------------------            ---------------------------
     W. James Farrell
     Chairman and Chief Executive Officer


                                                  Date     November 11, 1999
                                                       -------------------------



                                   Exh. 10.2-5